Exhibit 99.1

VBI Vaccines Reports Second Quarter 2023 Financial Results

●	PreHevbrio (Hepatitis B Vaccine [Recombinant]) global net revenue increased 48% quarter-over-quarter from Q1 to Q2 2023 - redefined, highly targeted commercial field team deployed at the end of Q2
●	Expanded hepatitis B collaboration with Brii Biosciences announced in July for $15 million upfront, including a $3 million equity investment, and up to $422 million in potential additional milestones plus double-digit royalties
●	Additional $20.5 million gross proceeds from underwritten public offering added to balance sheet in July

CAMBRIDGE, Mass. (August 14, 2023) – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease, today provided a business update and announced financial results for the quarter ended June 30, 2023.

“Q2 was a period of transition for VBI as we worked to more efficiently align resource deployment and headcount with the opportunities for value creation,” said Jeff Baxter, VBI’s President and CEO. “With, (i) the expansion of our hepatitis B partnership with Brii Biosciences, (ii) our internal workforce reduction largely complete, (iii) the redefined, highly targeted U.S. commercial field force now trained and deployed, and (iv) the additional cash we brought in from our expanded partnership with Brii and our concurrent public offering, we believe we are well-positioned going into the second half of 2023 to execute on our corporate strategy and drive growth and value for key stakeholders – patients, healthcare providers, and shareholders.”

Recent Key Program Achievements and Projected Upcoming Milestones

Hepatitis B (HBV)

PreHevbrio [Hepatitis B Vaccine (Recombinant)]

●	Global access continues to expand with:

○	June & July 2023: Launches in the U.K., Netherlands, and Belgium through our marketing and distribution partnership with Valneva – brand name PreHevbri® [Hepatitis B Vaccine (Recombinant, Adsorbed)]
○	July 2023: Exclusive licensing deal with Brii Biosciences (Brii Bio) announced for the development and commercialization of PreHevbri in the Asia Pacific region (APAC), excluding Japan

●	Global net product sales increased 48% from Q1 2023 with $0.7 million earned in Q2 2023

○	Net product sales are net of the provision for discounts, chargebacks, rebates, and fees – in the aggregate, these discounts reduced sales by $0.5 million in Q2 2023, from $1.2 million gross sales to $0.7 million net sales

●	June 2023: PreHevbrio was awarded part of the CDC 2023 Adult Vaccine contract for up to $25.4 million

○	The CDC vaccine contract is established for the purchase of vaccines by immunization programs at the local, state, and national levels

●	Through our U.S. partnership with Syneos, work has been underway to redefine the U.S. commercial account targeting strategy to better capitalize on the opportunities for, and access to, PreHevbrio, today – the transition to this new model started in February and was completed in June, with the new highly trained and experienced team now fully deployed
●	Continued increase in use reflected among accounts that have made the switch to PreHevbrio, with a 46% increase in average order size from Q1 to Q2 2023 among such accounts
●	Contracting platform across multiple market segments continues to grow, including with retail partners, Integrated Delivery Networks (IDNs) and large hospital systems, military and federal facilities, prisons, and independent and public health clinics
●	U.S. coverage rates continue to be strong for PreHevbrio-specific Current Procedural Terminology (CPT) code across Medicare, commercial, and state Medicaid plans
●	Throughout H2 2023: Additional European market launches expected through partnership with Valneva
●	H1 2024: Availability expected in Canada under brand name PreHevbrio [3-Antigen Hepatitis B Vaccine (Recombinant)]

VBI-2601 (BRII-179): HBV Immunotherapeutic Candidate

●	July 2023: Announced exclusive global licensing agreement with Brii Bio for the development and commercialization of VBI-2601

○	This expanded partnership adds VBI-2601 to Brii Bio’s HBV portfolio, which, through a series of strategic investments and partnerships is among the most advanced in the chronic HBV field
○	VBI will continue to share in the success of VBI-2601, with the potential to receive regulatory and commercial milestone payments, in addition to potential double-digit royalties on global sales of VBI-2601

●	Additional data from the two ongoing Phase 2 studies in China and Asia Pacific are expected to be announced by Brii Bio in H2 2023

Glioblastoma (GBM)

VBI-1901: Cancer Vaccine Immunotherapeutic Candidate

●	Q3 2023: First patients expected to be dosed in Phase 2b study of VBI-1901, an FDA Fast Track and Orphan Drug Designated cancer vaccine candidate, in recurrent GBM patients
●	Q4 2023: Expected initiation of VBI-1901 study arm, as part of the Individualized Screening Trial of Innovative Glioblastoma Therapy (INSIGhT), a Phase 2 adaptive platform trial, in combination with Agenus’ anti-PD-1, balstilimab, in primary GBM patients

COVID-19 & Coronaviruses

VBI-2901: Multivalent Coronavirus Vaccine Candidate

●	Q3 2023: Interim data readout from Phase 1 study of VBI-2901 expected – VBI-2901 is a multivalent, broad-spectrum eVLP vaccine candidate that expresses the SARS-CoV-2 (COVID-19), SARS-CoV-1 (SARS), and MERS-CoV (MERS) spike proteins, and was designed to increase breadth of protection against COVID-19 and related coronaviruses. VBI-2901 has been developed in collaboration with the National Research Council of Canada (NRC) and is supported by funding from the Canadian Government’s Innovation, Science and Economic Development’s (ISED) Strategic Innovation Fund

Second Quarter 2023 Financial Results

●	Cash Position: VBI ended the second quarter of 2023 with $20.8 million in cash as compared with $62.6 million in cash as of December 31, 2022. Cash position at June 30, 2023 does not include $15 million upfront payment, including $3 million equity investment, from the expanded Brii Bio partnership or $20.5 million gross proceeds from the underwritten public offering, both of which occurred in July 2023.
●	Revenues, net: Revenues, net for the second quarter of 2023 were $0.7 million as compared to $0.3 million for the same period in 2022. The revenue increase of 108% was a result of an increase in product sales of PreHevbrio in the U.S., in addition to initial European product sales of PreHevbri to our partner, Valneva.
●	Cost of Revenues: Cost of revenues was $3.5 million in the second quarter of 2023 as compared to $2.5 million in the second quarter of 2022. The increase in the cost of revenues was due to increased product sales, direct labor costs, and inventory related costs for the Company’s 3-antigen HBV vaccine.
~~●~~	Research and Development (R&D): R&D expenses for the second quarter of 2023 were $3.3 million as compared to $5.6 million for the second quarter of 2022. R&D expenses were offset by $2.3 million in the second quarter of 2023 and $1.0 million in the second quarter of 2022 from government grants and funding arrangements.

●	Sales, General, and Administrative (SG&A): SG&A expenses for the second quarter of 2023 were $10.9 million as compared to $15.1 million for the same period in 2022. The decrease in SG&A expenses, partially offset by government grants and funding arrangements, was mainly a result of recent organizational changes that reduced our internal workforce, as announced in April 2023, and the redefined deployment strategy of our U.S. commercial field force and activities related to PreHevbrio.
●	Net Cash Used in Operating Activities: Net cash used in operating activities for the six months ended June 30, 2023 was $40.9 million compared to $37.4 million for the same period in 2022. The increase in cash outflows is largely a result of an increase in net loss, offset by non-cash reconciling items, mainly impairment charges and unrealized foreign exchange loss and the change in operating working capital, most notably in other current assets, accounts payable and other current liabilities. As announced on April 4, 2023, VBI continues to implement cost saving measures that are expected to reduce operating expenses from normal business in the second half of 2023 by 30-35% compared to the second half of 2022.
●	Net Loss and Net Loss Per Share: Net loss and net loss per share for the second quarter of 2023 were $44.6 million and $5.18, respectively, compared to a net loss and net loss per share of $45.7 million and $5.31 for the second quarter of 2022, respectively.
●	Net Loss and Net Loss Per Share, Excluding Impairment Charges and Foreign Exchange Loss: Net loss and net loss per share, excluding the non-cash impairment and foreign exchange loss, for the second quarter of 2023 were $18.7 million and $2.17, respectively, compared to $23.8 million and $2.77 for the second quarter of 2022, respectively. See “Non-GAAP Financial Information” below for additional information regarding this non-GAAP financial measure, and “GAAP to Non-GAAP Reconciliation” for a reconciliation of this non-GAAP financial measure to net loss and net loss per share.

○	Impairment for the second quarter of 2023 was $20.0 million as compared to $0 for the second quarter of 2022.
○	Foreign exchange loss for the second quarter of 2023 was $5.9 million as compared to $21.9 million for the second quarter of 2022. Certain intercompany loans between the Company and its subsidiaries are denominated in a currency other than the functional currency of each entity. The primary driver of the increase in foreign exchange loss was the impact of the relative strengthening of the U.S. and Canadian Dollars against the New Israeli Shekel upon translation of these intercompany loans.

Use of Non-GAAP Financial Measures

Net Loss Excluding Foreign Exchange Loss and Impairment Charges and Net Loss per Share Excluding Foreign Exchange Loss and Impairment Charges are non-GAAP financial measures and are defined as net loss excluding foreign exchange loss and impairment charges. Net Loss and Net Loss Per Share, Excluding Impairment and Foreign Exchange Loss is not intended to replace net loss or net loss per share or other measures of financial performance reported in accordance with generally accepted accounting principles (GAAP). VBI’s management believes that the presentation of Net Loss Excluding Foreign Exchange Loss and Impairment Charges and Net Loss per Share Excluding Foreign Exchange Loss and Impairment Charges are useful to investors because management does not consider foreign exchange loss, which is primarily driven by changes in exchange rates related to certain intercompany loans, and impairment charges, which are non-recurring items, when evaluating VBI’s operating performance. Non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. The presentation of these non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s financial statements prepared in accordance with GAAP. Reconciliations of the Company’s non-GAAP measures are included below.

The following represents a reconciliation of Net Loss to Net Loss Excluding Impairment Charges and Foreign Exchange Loss and Net Loss per Share Excluding Foreign Exchange Loss. See “Non-GAAP Financial Information” below for additional information regarding this non-GAAP financial measure, and “GAAP to Non-GAAP Reconciliation” for a reconciliation of this non-GAAP financial measure to net loss and net loss per share.

	Three Months Ended June 30
	2023	2022
	(Unaudited) (In 000’s except share and per share amounts)
Net Loss	$(44,628)	$(45,699)
Impairment charges	(20,000)	-
Foreign exchange loss	(5,948)	(21,895)
Net loss excluding foreign exchange loss and impairment charges	$(18,680)	$(23,804)

Weighted-average number of shares	8,608,539	8,608,539
Net loss per share excluding foreign exchange loss and impairment charges	$(2.17)	$(2.77)

About PreHevbrio [Hepatitis B Vaccine (Recombinant)]

PreHevbrio is the only 3-antigen hepatitis B vaccine, comprised of the three surface antigens of the hepatitis B virus – S, pre-S1, and pre-S2. It is approved for use in the U.S., European Union/European Economic Area, United Kingdom, Canada, and Israel. The brand names for this vaccine are: PreHevbrio® (US/Canada), PreHevbri® (EU/EEA/UK), and Sci-B-Vac® (Israel).

Please visit www.PreHevbrio.com for U.S. Important Safety Information for PreHevbrio [Hepatitis B Vaccine (Recombinant)], or please see U.S. Full Prescribing Information.

U.S. Indication

PreHevbrio is indicated for prevention of infection caused by all known subtypes of hepatitis B virus. PreHevbrio is approved for use in adults 18 years of age and older.

U.S. Important Safety Information (ISI)

Do not administer PreHevbrio to individuals with a history of severe allergic reaction (e.g. anaphylaxis) after a previous dose of any hepatitis B vaccine or to any component of PreHevbrio.

Appropriate medical treatment and supervision must be available to manage possible anaphylactic reactions following administration of PreHevbrio.

Immunocompromised persons, including those on immunosuppressant therapy, may have a diminished immune response to PreHevbrio.

PreHevbrio may not prevent hepatitis B infection, which has a long incubation period, in individuals who have an unrecognized hepatitis B infection at the time of vaccine administration.

The most common side effects (> 10%) in adults age 18-44, adults age 45-64, and adults age 65+ were pain and tenderness at the injection site, myalgia, fatigue, and headache.

There is a pregnancy exposure registry that monitors pregnancy outcomes in women who received PreHevbrio during pregnancy. Women who receive PreHevbrio during pregnancy are encouraged to contact 1-888-421-8808 (toll-free).

To report SUSPECTED ADVERSE REACTIONS, contact VBI Vaccines at 1-888-421-8808 (toll-free) or VAERS at 1-800-822-7967 or www.vaers.hhs.gov.

Please see Full Prescribing Information.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

Website Home: http://www.vbivaccines.com/

News and Resources: http://www.vbivaccines.com/news-and-resources/

Investors: http://www.vbivaccines.com/investors/

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such forward-looking statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the COVID-19 pandemic and the continuing effects of the COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to successfully manufacture and commercialize PreHevbrio/PreHevbri; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of pipeline candidates and the commercialization of PreHevbrio/PreHevbri; the ability to obtain appropriate or necessary regulatory approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 13, 2023, and filed with the Canadian security authorities at sedar.com on March 13, 2023, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Vaccines Inc. and Subsidiaries

Selected Condensed Consolidated Balance Sheet

(In Thousands)

	June 30, 2023	December 31, 2022
	(Unaudited)
Assets
Cash	$20,840	$62,629
Accounts receivable, net	79	94
Inventory, net	6,861	6,599
Prepaid expenses and other current assets	4,111	8,368
Total current assets	31,891	77,690
Property and equipment, net	10,104	12,253
Intangible assets, net	40,339	58,345
Goodwill	2,175	2,127
Other non-current assets	3,813	4,671
Total Assets	$88,322	$155,086

Liabilities and stockholders’ equity
Accounts payable	$7,353	$12,973
Other current liabilities	20,321	23,969
Total current liabilities	27,674	36,942
Total non-current liabilities	51,910	53,981
Total liabilities	79,584	90,923
Total stockholders’ equity	8,738	64,163
Total liabilities and stockholders’ equity	$88,322	$155,086

VBI Vaccines Inc. and Subsidiaries

Condensed Consolidated Statement of Operations and Comprehensive Loss

(In Thousands Except Share and Per Share Amounts)

	Three Months Ended June 30		Six Months Ended June 30
	2023	2022	2023	2022
	(Unaudited)
Revenues, net	$720	$346	$1,205	$472
Operating expenses
Cost of revenue	3,483	2,522	7,039	5,276
Research and development	3,292	5,643	6,446	8,005
Sales, general and administrative	10,917	15,084	24,201	26,014
Impairment charges	20,000	-	20,000	-
Total operating expenses	36,579	23,249	57,686	37,692
Loss from operations	(36,972)	(22,903)	(56,481)	(38,823)
Interest income (expense), net	(1,708)	(901)	(3,137)	(1,841)
Foreign exchange gain (loss)	(5,948)	(21,895)	(12,761)	(26,289)
Loss before income taxes	(44,628)	(45,699)	(72,379)	(66,953)
Income tax benefit	-	-	-	-
Net Loss	$(44,628)	$(45,699)	$(72,379)	$(66,953)
Basic and diluted net loss per share	$(5.05)	$(5.31)	$(8.41)	$(5.18)
Weighted-average number of shares used to compute basic and diluted net loss per share	8,608,539	8,608,539	8,608,539	8,608,526
Other comprehensive income (loss) - currency translation adjustments	6,670	19,236	13,269	24,339
Comprehensive Loss	$(37,958)	$(26,463)	$(59,110)	$(42,614)

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com